UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2009

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International Absorbents Inc.

(Exact name of registrant as specified in its charter)

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Province of British Columbia, Canada	1-31642	98-0487410
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA   V7K 1S8

(Address of principal executive offices)   (Zip Code)

(604) 681-6181

Registrant's telephone number, including area code

N/A

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 14, 2009, International Absorbents Inc., a corporation incorporated under the laws of the Province of British Columbia (“IAX”), IAX Acquisition Corporation, a Delaware corporation (“Parent”), and IAX Canada Acquisition Company Inc., a corporation incorporated under the laws of the Province of British Columbia and a wholly-owned subsidiary of Parent (“Canada Sub”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Parent, through Canada Sub, will acquire all of the outstanding common shares of IAX for $4.75 per common share ("Common Shares") in cash through a plan of arrangement under the laws of British Columbia (the “Arrangement”).  Parent is an acquisition company newly incorporated by an affiliate of Kinderhook Industries LLC.

Under the Arrangement Agreement, upon consummation of the Arrangement (the "Effective Time"), (i) Canada Sub will acquire all of the outstanding Common Shares for $4.75 per Common Share, (ii) each outstanding stock option granted by IAX that has not been exercised into Common Shares prior to the Effective Time will be cancelled for cash consideration equivalent to the positive difference, if any, between $4.75 and the exercise price thereof, all in accordance with the terms of a plan of arrangement and (iii) each outstanding restricted stock unit ("RSU") that has not been converted into Common Shares prior to the Effective Time will be cancelled for $4.75 per RSU (together, in the aggregate, the "Purchase Price").

IAX and Parent have made certain representations, warranties and covenants in the Arrangement Agreement, including, among others, that, subject to certain exceptions, (i) IAX will conduct its business in the ordinary course consistent with past practice and refrain from taking certain actions during the period between the execution of the Arrangement Agreement and the consummation of the Arrangement, (ii) the Board of Directors, after consultation with its advisors, has determined that the Arrangement is fair to the holders of Common Shares and in the best interests of the IAX and resolved to enter into the Arrangement Agreement and to recommend that IAX's shareholders vote in favour of the Arrangement, all on the terms and subject to the conditions contained in the Arrangement Agreement, and (iii) IAX will not solicit, initiate, seek or encourage or facilitate, any inquiry, proposal or offer from, furnish non-public information to, participate in any negotiations or discussions with, or enter into any agreement with, any person or group regarding any alternative sale transaction.

The consummation of the Arrangement is subject to various closing conditions, including obtaining the approval of the Arrangement by both IAX’s shareholders and the Supreme Court of British Columbia.

The Arrangement Agreement contains certain termination rights for IAX, Parent and Canada Sub and further provides that, upon termination of the Arrangement Agreement under specified circumstances, IAX may be required to pay Parent a termination fee of 4% of the aggregate Purchase Price.

The Boards of Directors of IAX (with Gordon Ellis abstaining) and Parent have approved the Arrangement Agreement.  In addition, concurrently with the execution of the Arrangement Agreement, certain executive officers of IAX, who together hold approximately 17.23% of the issued and outstanding (on a fully diluted basis) common shares as of December 14, 2009, have entered into support agreements whereby they agreed, among other things, to vote all IAX common shares held by them in favor of the approval of the Arrangement.

The foregoing description of the Arrangement Agreement is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Arrangement Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about IAX, Parent or Canada Sub. In particular, the assertions embodied in the representations and warranties contained in the Arrangement Agreement are qualified by information in a confidential Disclosure Letter provided by IAX to Parent in connection with the execution of the Arrangement Agreement. This confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement.  Accordingly, you should not rely on the representations and warranties in the Arrangement Agreement as characterizations of the actual state of facts about IAX, Parent or Canada Sub.

Item 8.01

Other Events.

On December 15, 2009, IAX issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement among International Absorbents Inc., IAX Acquisition Corporation and IAX Canada Acquisition Company Inc. dated December 14, 2009

99.1	Press release dated December 15, 2009

Additional Information and Where to Find It

IAX plans to file with the United States Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement in connection with the proposed Arrangement. The proxy statement will contain important information about the Arrangement and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by IAX through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from IAX by contacting David Thompson, Corporate Secretary by telephone at (604) 681-6181, or by mail at International Absorbents Inc., Investor Relations, 1569 Dempsey Road, North Vancouver, British Columbia V7K 1S8 Canada.

IAX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from IAX shareholders in connection with the Arrangement.  Certain executive officers and directors of IAX have interests in the Arrangement that may differ from the interests of shareholders generally, including the acceleration of vesting of stock options and restricted stock units, benefits conferred under employment and/or consulting arrangements, and the continuation of director and officer insurance and indemnification arrangements. In addition, Gordon L. Ellis, the President, Chief Executive Officer and Chairman of the Board of Directors of IAX, will serve on the board of directors of International Absorbents Holdings, LLC (which owns 100% of the capital stock of Parent) following the consummation of the Arrangement. Information regarding the interests of these executive officers and directors in the Arrangement will be included in the proxy statement described above. Additional information regarding these executive officers and directors is also included in IAX’s proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the SEC on May 18, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from IAX by contacting David Thompson, Corporate Secretary, by telephone at (604) 681-6181, or by mail at International Absorbents Inc., Investor Relations, 1569 Dempsey Road, North Vancouver, British Columbia V7K 1S8 Canada, or by going to IAX’s Proxy Materials page on its corporate web site at www.absorbent.com.

Note on Forward-Looking Statements

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts that deal with potential future circumstances and developments, including, without limitation, statements referring to the ability of the parties to satisfy the closing conditions and consummate the proposed arrangement, are forward-looking statements.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and it is important to note that actual results could differ materially from those projected due to various risk factors, including the risk that the transaction does not close or that the closing is delayed.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s reports filed with the SEC, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2009 and its quarterly reports on Form 10-Q.  This press release speaks only as of its date, and the Company disclaims any duty to update the information herein. This Current Report on Form 8-K speaks only as of its date, and IAX disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date: December 14, 2009	By:	/s/ GORDON ELLIS
Gordon L. Ellis
Chairman of the Board of Directors,
President and Chief Executive Officer